SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 31, 2009

Vermont Pure Holdings, Ltd.

 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-31797	03-0366218
(State of incorporation)	(SEC File No.)	(IRS Employer ID No.)

1050 Buckingham St., Watertown, CT 06795
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
860-945-0661

n/a

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Exchange Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Reference is made to Part I, Item 3, “Legal Proceedings,” in the Company’s Annual Report on Form 10-K filed January 29, 2009, describing the Company’s lawsuit in the Superior Court Department, County of Suffolk, Massachusetts, CA No. 06-1814, against three law firms and individual members thereof that had been representing the Company in litigation involving Nestlé Waters North America, Inc., which item is incorporated by reference.

On July 31, 2009, the Company reached a settlement with all defendants in the action other than Cozen O’Connor and a former partner in that firm, pursuant to which mutual releases have been executed.  The Company has received a one-time payment of $3 million which will be reflected in the quarter ending July 31, 2009.  Trial against the remaining defendants in the case has been scheduled for October 1, 2009.  Management intends to pursue the Company’s remaining claims, and to the extent of the counterclaims asserted against the Company, to defend the Company vigorously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERMONT PURE HOLDINGS, LTD.

Date: August 3, 2009	By:	/s/ Bruce S. MacDonald
Bruce S. MacDonald
Chief Financial Officer